News Announcement

INTEGRAMED TO HOST Q1 CONFERENCE CALL
TUESDAY, APRIL 27th at 10:00 a.m. EDT

Purchase, NY – April 8, 2010 -- IntegraMed America, Inc. (NASDAQ: INMD), the nation’s leading manager of specialty outpatient healthcare facilities in the emerging, technology-focused medical niches of fertility and vein care, today announced that it will host a conference call and webcast to review its financial results for the first quarter ended March 31, 2010 at 10:00 a.m. EDT on Tuesday, April 27, 2010.  IntegraMed will release its financial results before the market’s opening that day.  Jay Higham, President and CEO, and John Hlywak, E.V.P. and CFO, will review the results and answer investor questions.  The call is open to all investors.

Live Webcast/Replay:	http://www.integramed.com (Investor Relations web page) or at www.earnings.com and archived for 30 days.

Dial-in Numbers:	(866) 395-2657 or (706) 902-0717

Phone Replay:	(800) 642-1687 or (706) 645-9291; # 67792611, through May 5

About IntegraMed America, Inc.
IntegraMed America, Inc. manages highly specialized outpatient facilities in emerging, technology-based, niche medical markets and is the leading manager of fertility centers and vein clinics in the United States.  IntegraMed supports its provider networks with clinical and business information systems, marketing and sales, facilities and operations management, finance and accounting, human resources, legal, risk management and quality assurance services.  IntegraMed also offers treatment-financing programs for self-pay patients.

IntegraMed’s fertility network is the nations largest fertility network, comprised of 39 contracted centers with over 120 locations in 34 states and the District of Columbia.  Nearly one of every four IVF procedures in the U.S. is performed in an IntegraMed network fertility practice.  The IntegraMed Vein Clinic network is the leading provider of varicose vein care services in the US, currently operating 34 centers in 13 states, principally in the Midwest and Southeast.

For more information about IntegraMed please visit:

www.integramed.com for investor background,
www.integramedfertility.com for fertility, or
www.veinclinics.com for vein care

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Investors:
Norberto Aja, David Collins
Jaffoni & Collins Incorporated
inmd@jcir.com
(212) 835-8500